Filed Pursuant to Rule 424(b)(5)

Registration No. 333-196720

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 25, 2014)

4,000,000 Shares of Common Stock

Warrants to Purchase 2,600,000 Shares of Common Stock

2,600,000 Shares of Common Stock underlying Warrants

eMagin Corporation is offering 4,000,000 shares of our common stock and warrants to purchase 2,600,000 shares of our common stock in this offering (and the shares of common stock issuable upon exercise of the warrants). The 4,000,000 shares of common stock and the warrants to purchase 2,600,000 shares of our common stock will be sold in units, with each unit consisting of one share of common stock and a five-year warrant to purchase 0.65 of a share of common stock at an exercise price of $2.05 per share of common stock. Each unit will be sold at a negotiated price of $1.50 per unit. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. We refer to the shares of common stock issued or issuable hereunder upon exercise of the warrants as the “securities” or “units.” The warrants will be exercisable six months after their date of issuance at an exercise price of $2.05 per share and will expire on the fifth anniversary of the date on which they become exercisable.

Our common stock is listed on the NYSE MKT under the symbol “EMAN”. On December 17, 2015, the last reported sale price for our common stock on the NYSE MKT was $1.87 per share. The warrants will not be listed on any national securities exchange.

As of December 17, 2015 the aggregate market value of our outstanding common stock held by non-affiliates was $40.8 million based on 25,550,174 shares of outstanding common stock, of which 16,862,849 shares are held by non-affiliates, and a per share price of $2.42, based on the closing bid price of our common stock as quoted on the NYSE MKT on November 12, 2015. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold $234,771 of securities pursuant to General Instruction I.B.6. of Form S-3.

We are selling the securities offered hereby directly to investors. We have retained Craig-Hallum Capital Group LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering to use its “reasonable best efforts” to solicit offers to purchase our securities. See “Plan of Distribution” beginning on page S-6 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$1.50	$6,000,000
Placement agent fees (1)	$0.09375	$375,000
Proceeds, before expenses, to us	$1.40625	$5,625,000

(1) We have agreed to reimburse the Placement Agent for certain of its expenses as described under “Plan of Distribution” on page S-6 of this prospectus supplement.

The Placement Agent is not purchasing or selling any securities pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of securities. We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made to purchasers on or about December 23, 2015.

Craig-Hallum Capital Group

The date of this prospectus supplement is December 17, 2015.

Prospectus Supplement

Prospectus dated June 25, 2014

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You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any freewriting prospectus we have authorized to be delivered to you in connection with this offering. We have not authorized anyone to provide you with information that is different. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any such free writing prospectus or of any sale of the securities offered hereby. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in the prospectus.

We are offering to sell, and are seeking offers to buy, the securities offered hereby only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering and the offering of the securities offered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to investors in connection with this offering must inform themselves about and observe any restrictions relating to the offering of the securities offered hereby and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside the United States. This prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated or unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “eMagin Corporation,” “eMagin,” “Virtual Vision,” “the Company,” “we,” “us,” and “our” refer to eMagin Corporation and its wholly owned subsidiary, Virtual Vision, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement.

You should read this prospectus supplement and the accompanying prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only. Because the risk factors referred to above, as well as the risk factors referred to on page S-4 of this prospectus supplement, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required under applicable securities law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

eMagin Corporation is a leader in the manufacture of microdisplays using OLED (organic light emitting diode) technology. We design, develop, manufacture, and market OLED on silicon microdisplays, virtual imaging products that utilize OLED microdisplays, and related products. We also perform research in the OLED field. Our virtual imaging products integrate OLED technology with silicon chips to produce high-resolution microdisplays smaller than one-inch diagonally which, when viewed through a magnifier, create virtual images that appear comparable in size to that of a computer monitor or a large-screen television. Our products enable our original equipment manufacturer customers to develop and market improved or new electronic products, especially products that are mobile and highly portable so that people have immediate access to information and may experience immersive forms of communications and entertainment.

We believe our OLED microdisplays offer a number of significant advantages over comparable liquid crystal microdisplays (LCDs) and liquid crystal on silicon (LCOS) including greatly increased power efficiency, less weight, more compact size, negligible image smearing and dramatically higher contrast. Using our active matrix OLED technology, many computer and electronic system functions can be built directly into the OLED microdisplay silicon backplane, resulting in compact, high resolution, power efficient systems. Already proven in military and commercial systems, our portfolio of OLED microdisplays deliver high-resolution, flicker-free virtual images, working effectively even in extreme temperatures and high-vibration conditions. We have developed our own intellectual property and accumulated over 10 years of manufacturing know-how to create high performance OLED microdisplays.

We derive the majority of our revenue from sales of our OLED microdisplay products. We also generate revenue from sales of optics, microdisplays combined with optics, and virtual imaging systems. In addition we earn revenue from both government and commercial development contracts that in some cases complement and support our internal research and development programs.

eMagin Corporation was created through the merger of Fashion Dynamics Corporation, which was organized on January 23, 1996 under the laws of the State of Nevada and FED Corporation , a developer and manufacturer of optical systems and microdisplays for use in the electronics industry. Simultaneous with this merger, we changed our name to eMagin Corporation. eMagin is incorporated in the state of Delaware.

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THE OFFERING

Shares of common stock offered	4,000,000 shares
Warrants offered	Warrants to purchase up to 2,600,000 shares of our common stock. Each warrant has an exercise price of $2.05 per share, and is exercisable for a period of 5 years commencing six months days after its date of issuance. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants. The warrants will not be listed on any national securities exchange.
Offering price	$1.50 per unit, each unit consisting of one share of common stock and a warrant to purchase 0.65 of a share of common stock.
Shares of common stock outstanding before this offering	25,550,174 shares
Shares of common stock outstanding after completion of this offering (1)	29,550,174 shares
Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $5.45 million. We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes. See “Use of Proceeds” below.
Risk factors	You should carefully read and consider the information set forth under “Risk Factors” below, before deciding to invest in our securities.
NYSE MKT common stock symbol	EMAN.

(1) Assumes no exercise of the warrants being offered in this offering.

Unless we indicate otherwise, all information in this prospectus supplement is based on 25,550,174 shares of common stock outstanding as of December 17, 2015 and:

●	excludes 7,545,333 shares of common stock issuable upon conversion of outstanding Series B Convertible Preferred Stock;

●	excludes 4,218,137 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $3.75 per share, of which 3,871,896 were exercisable at December 17, 2015; and

●	excludes shares of common stock issuable upon exercise of the warrants offered in this offering.

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RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the risk factors and other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, specifically including the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission, or SEC, on March 13, 2015 and the financial statements and related notes filed therewith.

Risks Related to our Business

We may not succeed in our plans to sell HMD products directly to consumers.

We plan to enter into the consumer market for head-mounted displays (HMDs) or headsets. We do not have any experience in selling products directly to consumers and we may not succeed in doing so. If our plans to enter into the consumer market are not successful, such failure would have a materially adverse effect on our business, operating results and financial condition.

Risks Related to this Offering

The market price of our common stock may be volatile and could decline substantially.

The market price of our common stock has been subject to wide fluctuations. From January 1, 2014 to November 30, 2015, the closing price of our common stock ranged from a low of $1.86 on October 8, 2014 to a high of $3.65 on February 26, 2015. The market price of our common stock in the future is likely to continue to be subject to wide fluctuations in response to various factors, including, but not limited to, the following:

●	variations in our operating results and financial conditions;

●	actual or anticipated announcements of technical innovations, new product developments, or design wins by us or our competitors;

●	general conditions in the semiconductor and flat panel display industries; and

●	worldwide economic and financial conditions.

In addition, the public stock markets have experienced extreme price and volume fluctuations that have particularly affected the market price for many technology companies and that have often been unrelated to the operating performance of these companies. The broad market fluctuations and other factors may continue to adversely affect the market price of our common stock.

Because we do not intend to pay dividends for the foreseeable future, shareholders will benefit from an investment in our common stock only if it appreciates in value.

Except for a special dividend of $0.10 per share to all common shares and preferred shares (on an as-converted basis) outstanding paid on December 26, 2012 to all shareholders of record on December 20, 2012, we have never paid any cash dividends on our common stock and do not expect to declare cash dividends on the common stock in the foreseeable future. As a result, the success of an investment in our common stock will depend entirely upon any future appreciation. There is no guarantee that our common stock will appreciate in value or even maintain the price at which shareholders have purchased their shares.

Our management will have broad discretion in the use of the net proceeds from this offering, and we may not use these proceeds effectively.

We have not determined the specific allocation of the net proceeds of this offering. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or financial condition, cause the price of our common stock to decline and delay product development. In addition, our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

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The warrants are speculative in nature.

The warrants to be issued to investors in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing six months from the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $2.05 per share, for a period of five years from when they become exercisable, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants will be uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. The warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock that you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock that you purchase in this offering. See the section entitled “Dilution” elsewhere in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

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PLAN OF DISTRIBUTION

Craig-Hallum Capital Group LLC, which we refer to herein as the Placement Agent, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agent agreement dated December 17, 2015. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we will enter into a securities purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus supplement.

Commissions and Expenses

We have agreed to pay the Placement Agent a placement agent’s fee equal to 6.25% of the aggregate purchase price of the shares of our common stock sold in this offering. In addition, subject to compliance with FINRA Rules 5110(f)(2)(C) and 5110(f)(2)(D), we have agreed to reimburse the Placement Agent for its reasonable expenses incurred in connection with this offering in an amount not to exceed $100,000.

The following table shows the per unit and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying base prospectus assuming the purchase of all of the securities offered hereby:

Per Unit	$0.09375
Total	$375,000

Because there is no minimum offering amount required as a condition to the closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligations to issue and sell securities to investors is subject to the conditions set forth in the securities purchase agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase securities is subject to the conditions set forth in the securities purchase agreement as well, which may also be waived by such purchasers in their respective discretion.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $75,000, which includes our legal, accounting and printing costs and various other fees.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

We have also agreed to indemnify the placement agent against certain liabilities under the Securities Act.

For the complete terms of the securities purchase agreement and the placement agent agreement, you should refer to the form securities purchase agreement and form placement agent agreement which are filed as exhibits to a Current Report on Form 8-K filed with the SEC in connection with this offering and is incorporated by reference into the registration statement of which this prospectus supplement is part.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $5.45 million. We intend to use the net proceeds from the sale of the securities offered hereby for working capital and general corporate purposes.

We have not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DILUTION

Our net tangible book value as of September 30, 2015 was approximately $19.5 million, or $0.77 per share of common stock. “Net tangible book value” represents total tangible assets less total liabilities. “Net tangible book value per share” represents net tangible book value divided by the total number of shares of common stock outstanding.

After giving effect to the sale of 4,000,000 shares of our common stock in this offering at an offering price of $1.50 per share (attributing no value to the warrants being offered), and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of September 30, 2015 would have been approximately $24.95 million, or $0.85 per share of common stock. This represents an immediate increase in net tangible book value of $0.08 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.65 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Offering price per share		$1.50
Net tangible book value per share as of September 30, 2015	$0.77
Increase in net tangible book value per share attributable to new investors	$0.08
Pro forma net tangible book value per share after giving effect to the offering	$0.85
Dilution per share to new investors in this offering		$0.65

The amounts above are based on 25,457,373 shares of common stock outstanding as of September 30, 2015 and do not reflect potential dilution from the exercise of outstanding options or warrants or the conversion of outstanding convertible preferred stock.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering a maximum of 4,000,000 units, consisting of 4,000,000 shares of common stock and warrants to purchase up to 2,600,000 shares of common stock. Each unit consists of one share of common stock and one warrant to purchase 0.65 of a share of common stock at an exercise price of $2.05 per share. This prospectus also relates to the offering of 2,600,000 shares of our common stock issuable upon exercise, if any, of the warrants.

Common Stock

We are authorized to issue up to 200,000,000 shares of common stock, $0.001 par value. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Warrants

Each warrant will be exercisable six months after the date of its issuance at an exercise price of $2.05 per share, subject to adjustment. The warrants will be exercisable for five years from the date on which they become exercisable, but not thereafter. A holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%. Certain investors who are already affiliates of the Company may elect at closing to be not subject to this Beneficial Ownership Limitation.

The exercise price and number of the shares of our common stock issuable upon the exercise of the warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, as described in the warrants. The warrant holders will also be permitted to participate in any subsequent rights offering by us, if any, and in any special distributions of assets by us, if any.

The warrants will be exercisable on a “cashless” basis if we do not maintain a current registration statement registering the issuance of the warrant shares upon exercise under the Securities Act. In addition, the warrants will survive any acquisition of the Company.

For the complete terms of the warrant, you should refer to the form of warrant which is filed as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering and is incorporated by reference into the registration statement of which this prospectus supplement is part.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York. Craig-Hallum Capital Group LLC is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of eMagin Corporation as of December 31, 2014 and 2013, and for each of the years in the two-year period ended December 31, 2014 have been incorporated by reference herein in reliance upon the report of RSM US LLP (formerly McGladrey LLP), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, current and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We maintain a website at www.emagin.com. The information contained on our website is not incorporated by reference in this prospectus supplement and the accompanying prospectus, and you should not consider it a part of this prospectus supplement and the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or the information incorporated by reference, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the securities covered by this prospectus supplement and accompanying prospectus (other than information deemed furnished pursuant to Items 2.02 and 7.01 of Form 8-K). The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 13, 2015, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on September 4, 2015;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2015 filed with the SEC on May 14, 2015;

●	our Quarterly Report on Form 10-Q for the period ended June 30, 2015 filed with the SEC on August 13, 2015;

●	our Quarterly Report on Form 10-Q for the period ended September 30, 2015 filed with the SEC on November 12, 2015;

●	our Current Reports on Form 8-K filed with the SEC on January 16, 2015, June 4, 2015, September 4, 2015, and September 17, 2015;

●	the portions of our Definitive Proxy Statement on Schedule 14A filed on April 24, 2015 that are deemed “filed” with the SEC under the Exchange Act;

●	the Additional Definitive Proxy Soliciting Materials filed with the SEC on April 24, 2015; and

●	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-15751), filed with the SEC on May 12, 2010 (including any further amendment or reports filed with the SEC for the purpose of updating such description).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct written requests to:

Andrew G. Sculley, Chief Executive Officer

eMagin Corporation

2070 Route 52

Hopewell Junction, NY 12533

(845)-838-7900

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$80,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants, or units having an aggregate initial offering price not exceeding $80,000,000. The preferred stock, warrants, and units may be convertible or exercisable or exchangeable for common stock or preferred stock or other securities of ours.

Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information in this prospectus.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is presently listed on The NYSE MKT LLC under the symbol “EMAN”.  On June 12, 2014, the last reported sale price of our common stock was $2.44.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks.  See “Risk Factors” contained herein for more information on these risks.  Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.”  You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 25, 2014

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate initial offering price of $80,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read both this prospectus, including the section titled “Risk Factors,” and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

OUR BUSINESS

Introduction

eMagin Corporation (“eMagin, “we,” “our,” or “us,”) is a leader in the manufacture of microdisplays using OLED (organic light emitting diode) technology. We design, develop, manufacture, and market OLED on silicon microdisplays, virtual imaging products which utilize OLED microdisplays, and related products. We also perform research in the OLED field. Our virtual imaging products integrate OLED technology with silicon chips to produce high-resolution microdisplays smaller than one-inch diagonally which, when viewed through a magnifier, create virtual images that appear comparable in size to that of a computer monitor or a large-screen television. Our products enable our original equipment manufacturer (“OEM”) customers to develop and market improved or new electronic products, especially products that are mobile and highly portable so that people have immediate access to information and may experience immersive forms of communications and entertainment.

We believe our OLED microdisplays offer a number of significant advantages over comparable liquid crystal microdisplays (LCDs) including greatly increased power efficiency, less weight, and dramatically higher contrast, with expected lower overall system costs relative to alternative microdisplay technologies. Using our active matrix OLED technology, many computer and electronic system functions can be built directly into the OLED microdisplay silicon backplane, resulting in compact, high resolution, power efficient systems. Already proven in military and commercial systems, our portfolio of OLED microdisplays deliver high-resolution, flicker-free virtual images, working effectively even in extreme temperatures and high-vibration conditions We have developed our own intellectual property and accumulated over 10 years of manufacturing know-how to create high performance OLED microdisplays.

eMagin Corporation was created through the merger of Fashion Dynamics Corporation (“FDC”), which was organized on January 23, 1996 under the laws of the State of Nevada and FED Corporation (“FED”), a developer and manufacturer of optical systems and microdisplays for use in the electronics industry. Simultaneous with this merger, we changed our name to eMagin Corporation. eMagin is incorporated in the state of Delaware.

We derive the majority of our revenue from sales of our OLED microdisplay products. We also generate revenue from sales of optics, microdisplays combined with optics (“microviewers”), and virtual imaging systems.  In addition we earn revenue from both government and commercial development contracts that in some cases complement and support our internal research and development programs.

Our Technology Platforms

Small Molecule, Top-Emitting Active Matrix OLED Technology

There are two basic classes of OLED technology, dubbed single molecule or small molecule (monomer) and polymer. Our microdisplays are currently based upon active matrix small molecule OLED technology, which we refer to as active matrix OLED (“AMOLED”) because we build the displays directly onto silicon chips. Our AMOLED technology uniquely permits millions of individual low-voltage light sources to be built on low-cost, silicon computer chips to produce single color, white or full-color display arrays.  Using our OLED technology, many computer and video electronic system functions can be built directly into the silicon chip, under the OLED film, resulting in very compact, integrated systems with lower overall system costs relative to alternative technologies.

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OLEDs are thin films of stable organic materials that emit light of various colors when a voltage is impressed across them. OLEDs are emissive devices, which mean they create their own light, as opposed to liquid crystal displays, which require a separate light source. As a result, our OLED microdisplays use less power and can be capable of higher brightness and fuller color than liquid crystal microdisplays. Because the light they emit is Lambertian, which means that it appears equally bright from most forward directions, a moderate movement in the eye does not change the image brightness or color as it does in other technologies.

We have developed numerous and significant enhancements to OLED microdisplay technology as well as key silicon circuit designs to effectively incorporate the OLED film on a silicon integrated circuit. For example, we have developed a unique, top-emitting structure for our OLED devices that enables OLED displays to be built on opaque silicon integrated circuits rather than only on glass. Our OLED microdisplays emit full visible spectrum light that is isolated with color filters to create full color images. Our microdisplays have a brightness that can be greater than that of a typical notebook computer and can have a potential useful life of over 50,000 operating hours, in certain applications. New materials and device improvements, such as our recently developed OLED-XL™ technology, offer the potential for even better performance for brightness, efficiency, and lifespan. In addition to our active matrix OLED technology, we have developed compact optic and lens enhancements which, when coupled with the microdisplay, provide the high quality large screen appearance that we believe a large proportion of the marketplace demands.

We believe that our AMOLED technology provides significant advantages over other microdisplay technologies in our targeted microdisplay markets. We believe these key advantages include:

●	Low power consumption for improved battery life and longer system life;
●	High-speed performance resulting in clear video images;
●	Wide angle light emission resulting in large apparent screen size;
●	Wide operating temperature range;
●	Good environmental stability (vibration and humidity);
●	Low manufacturing cost; and
●	Low cost system solutions.

Prism Optics

High quality, large view lenses with a wide range for eye positioning are essential for using our displays in near-eye systems. We have developed advanced molded plastic prism lenses which permit our AMOLED microdisplays to provide large field of view images that can be viewed for extended periods with reduced eye-fatigue. We have engaged a firm to manufacture our lenses in order to provide them in larger quantities to our customers and are using them in certain of our own systems.

Our Market Opportunities

The markets we target broadly fall into the categories of military, industrial/medical, and consumer though many products serve multiple markets (“dual use”). Within each of these market sectors, we believe that our OLED microdisplays, when combined with compact optic lenses, will become a key component for a number of mobile electronic products. Many of these products employ head-wearable displays that incorporate microdisplays mounted in or on eyeglasses, goggles, simple headbands, helmets, or hardhats, and are often referred to as head-mounted displays (HMDs) or headsets. Head-wearable displays may block out surroundings for a fully immersive experience, or be designed as “see-through” or “see-around” to the user's surroundings. They may contain one (monocular) or two (binocular) displays. Some of the increased current interest is due to accelerating the timetable to adapt such systems to military applications such as night vision and fire and rescue applications.  Microdisplays are also widely used in camera viewfinders and some OLED microdisplays are being introduced in this market.

Military

Properly implemented, we believe that head-mounted systems incorporating our microdisplays increases the user’s effectiveness by allowing hands-free operation and increasing situational awareness with enough brightness for use in daylight, yet controllable for nighttime light security. As a COTS (commercial off the shelf) component, OLED microdisplays intrinsically demonstrate performance characteristics important to military and other demanding commercial and industrial applications, including high contrast, wide dimming range, shock and vibration resistance and insensitivity to high G-forces. The image does not suffer from flicker or color breakup in vibrating environments, and the microdisplay's wide viewing angle allows ease of viewing for long periods of time. Most importantly, our OLED's very low power consumption reduces battery weight and increases allowed mission length. The OLED's inherent wide temperature tolerance range is of special interest for military applications because the display can turn on instantly at temperatures far below freezing and can operate at very high temperatures in desert conditions. Our microdisplay products provide power advantages over other microdisplay technologies, particularly liquid crystal displays which require backlights and heaters and cannot provide instant-on capabilities at low temperatures.

Our products’ military applications primarily fall into three broad areas: (1) helmet-mounted displays for situational awareness and data, (2) night vision/thermal imaging goggles and viewers, and (3) training and simulation devices. Similar systems are of interest for other military applications as well as for demanding operations such as urban security, homeland defense, fire and rescue.

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Situational Awareness. Situational awareness products include head-mounted displays that are used to display such things as digital maps or sensor imagery.  Handheld imagers also provide improved situational awareness for surveillance and training. In certain situations these products are combined with a weapon system in order to give the user the capability of selecting targets without direct exposure. Our OLED microdisplays have been incorporated into both U.S. and foreign military situational awareness programs.

Night Vision/Thermal Imaging. Night vision goggles allow the user to see in low light conditions. Most versions include two different technologies: infrared/thermal and image intensification. Third and fourth generation military devices usually use some combination of the two modes. Thermal imagers detect infrared energy (heat) and convert it into an electronic signal. The resulting signal needs to be presented on a display. Heat sensed by an infrared camera can be very precisely quantified, or measured, allowing the user to not only monitor thermal performance, but also identify and evaluate the relative severity of heat-related problems. Thermal imaging systems can be stand-alone handheld systems or integrated as part of the aiming mechanism for a larger system.  Our OLED microdisplays are typically targeted to uncooled systems, as opposed to systems that require external cooling in order to increase their sensitivity.  Advances in sensor technology, both in sensitivity and resolution as well as economic efficiency, have been the driving factors in the adoption of thermal technologies for military applications. The power efficiency and environmental ruggedness of our products are strong competitive advantages, particularly in these small handheld non-cooled systems. Fielded products incorporating eMagin OLED microdisplays include Northrop Grumman’s Lightweight Laser Designator Rangefinders (LLDR), Thales SOPHIE™ handheld thermal imagers, and Thales MINIE™, LUCIE™, and MONIE™ night vision goggles.

Training and Simulation. Our OLED microdisplays and our Z800 3DVisor are used by OEMs for use with their simulation and training products.  The Z800’s capability to integrate 360 degree head tracking and stereo vision, as well as its wide field of view are attractive attributes for any simulation or virtual reality system.  The companies that incorporate our OLEDs in their training and simulation products include: Quantum 3D, Rockwell Collins, Intevac Vision Systems, and Sensics.

Our displays have been commercialized or prototyped for situational awareness and night vision/thermal imaging applications by military systems integrators including Elbit, L-3 Communications, Intevac Vision Systems, Nivisys, BAE Oasys Technology, Qioptiq, Rockwell Collins, Saab, Sagem DS, and Thales, among many others, as well as for related operations such as urban security, fire and rescue.

Commercial, Industrial, and Medical

We believe that a wide variety of commercial and industrial markets offer significant opportunities for our products due to increasing demand for instant data accessibility in mobile workplaces. Some examples of potential microdisplay applications include: immediate access to inventory such as parts, tools and equipment availability; instant accessibility to maintenance or construction manuals; routine quality assurance inspection; endoscopic surgery; and real-time viewing of images and data for a variety of applications. As one potential example, a user wearing a HMD while using test equipment, such as oscilloscopes, can view technical data while simultaneously probing printed circuit boards. Current commercial products equipped with our OLED microdisplays in these sectors include those produced by Liteye, FLIR Systems, Nordic NeuroLab, VRmagic GmbH, Sensics and Total Fire Group, among others.

We are exploring opportunities in the digital cinema Electronic View Finder (“EVF”) market. These are similar to those found in consumer video cameras but are of significantly higher performance in the area of resolution and overall image quality.

Consumer

We believe that the most significant driver of the longer term near-eye virtual imaging microdisplay market is growing consumer demand for mobile access to larger volumes of information and entertainment in smaller packages. This desire for mobility has resulted in the development of mobile video personal viewer products in two general categories: (i) an established market for electronic viewers incorporated in products such as viewfinders for digital cameras and video cameras which may potentially also be developed as personal viewers for cell phones and (ii) an emerging market for headset-application platforms which include accessories for mobile devices, portable DVD systems, electronic games, and other entertainment, and wearable computers.

As our OLED displays are manufactured in increasingly higher volumes at reduced costs, we believe that our OLED microdisplay products will be increasingly well positioned to compete with and displace liquid crystal displays in the rapidly growing consumer market as demand for higher-resolution and better image quality evolves to meet the wish for more sophisticated Personal Viewers. Examples of potential applications for mobile Personal Viewers include handheld personal computers and mobile devices, like smartphones, whose small, direct view screens are often limitations, but which are now capable of running software applications that would benefit from a larger display accessory and  entertainment and gaming video headset systems, which permit individuals to privately view television, including HDTV, video CDs, DVDs and video games on virtual large screens or stereovision.

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Our Products

Our first commercial microdisplay was the SVGA+ OLED microdisplay, which was introduced in 2001.  In 2008, we introduced engineering samples of our SXGA OLED microdisplays and began selling significant quantities of the SXGA product in 2010. In the fourth quarter of 2011, we began selling pre-production samples of the WUXGA OLED microdisplays. eMagin OLED display products are being applied or considered for near-eye and headset applications in products to be manufactured by OEM customers for a wide variety of military, medical, industrial, and consumer applications. We offer our products to OEMs and other buyers as both separate components, integrated bundles coupled with our own optics, or full systems. We also offer engineering support to enable customers to quickly integrate our products into their own product development programs and offer design of customized displays with resolutions or features to meet special customer requirements.

SVGA+ OLED Microdisplay Series (Super Video Graphics Array of 852x600).  This 0.62 inch diagonal microdisplay has a resolution of 852x600 triad pixels (1.53 million picture elements). The display also has an internal NTSC monochrome video decoder for low power night vision systems. SVGA+ Rev3 OLED-XL microdisplay is a power efficient OLED display solution for near-eye personal viewer applications which, uses less than 115 mW power in monochrome, such as for thermal imaging applications, and lower than 175 mW at 400 cd/m2 (60Hz video at 70 cd/m2) for full color video. This microdisplay has simpler calibration over temperature and is ideal for demanding binocular luminance and color matching.

SXGA OLED-XL (Super eXtended Graphics Array, 1280 x 1024). Our SXGA OLED microdisplay with a 0.77 inch diagonal active area provides 3,932,160 sub-pixels in an active area. The display’s triad pixel array comprises triads of vertical sub-pixels stacked side by side to make up each 12 x 12mm color pixel. The SXGA OLED-XL microdisplay offers digital signal processing, requiring less than 200mW under typical operation. The supported video formats are SXGA, 720p, DVGA (through 1280 x 960 pixel doubling), and both frame sequential and field sequential stereovision.

WUXGA OLED-XL (Widescreen Ultra eXtended Graphics Array, 1920 x 1200). Our WUXGA OLED-XL microdisplay provides higher resolution than most HD (High Definition) flat screen televisions. With a triad sub-pixel structure this display is built of 7,138,360 active dots at 3.2 microns each. The WUXGA OLED-XL is built upon the voltage pixel drive approach first developed for the SXGA OLED-XL which provides improved uniformity, ultra-high contrast (measured at greater than 100,000:1) and lower power. The advanced of the WUXGA design features eMagin’s proprietary “Deep Black” architecture that ensures that off-pixels are truly black, automatically optimizes contrast under all conditions, and delivers better pixel to pixel uniformity. The WUXGA OLED-XL includes a very low-power, low-voltage-differential-signaling (LVDS) serial interface and the overall display power requirement is typically less than 350 mW running standard video. Also included is eMagin’s proprietary motion enhancement technology which smoothes video display and virtually eliminates unwanted artifacts. Like the SXGA, the WUXGA provides a FPGA driver design available on a separate, lower power driver board, or as source code for integration into end product electronics giving OEM developers maximum versatility and flexibility. On-board circuitry ensures consistent color and brightness over a wide range of operating temperatures.

VGA OLED-XL (Video Graphics Array, 640 x 480). The VGA OLED-XL microdisplay was added to eMagin’s product line in April 2011 and is our smallest (0.5 inches) and lowest powered (<60 mW monochrome/<100 mW color). The VGA OLED-XL utilizes the same voltage pixel drive architecture and “Deep Black” technology as the SXGA and WUXGA designs and includes motion artifact reduction technology like the WUXGA. Also like the SXGA and WUXGA, the VGA provides a FPGA driver design for maximum flexibility and versatility. The VGA interface is 30-bit digital RGB.

Lens and Design Reference Kits. We offer a WF05 prism optic, with mounting brackets or combined with OLED microdisplays to form an optic-display module. We provide Design Reference Kits, which include a microdisplay and associated electronics to help OEMs evaluate our microdisplay products and to assist their efforts to build and test new products incorporating our microdisplays.

Integrated Modules. We provide near-eye virtual imaging modules that incorporate our OLED-on-silicon microdisplays with our lenses and electronic interfaces for integration into OEM products. We have shipped customized modules to several customers, some of which have incorporated our products into their own commercial products.

Z800 3DVisor™   Our Z800 3DVisors™ give users the ability to work with their hands while simultaneously viewing information or video on the display. The Z800 3DVisor enables more versatile portable computing, using a 0.59-inch diagonal microdisplay (SVGA-3D capable of delivering an image that appears comparable to that of a 19-inch monitor at 22 to 24 inches from the eye, or a 105 inch movie screen at 12 foot distance.) Our systems are currently being used for personal entertainment, electronic gaming, and military training and simulation, among other applications.  As of late 2013, we expect no additional Z800s will be produced for the foreseeable future.

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We must comply with all applicable export control laws including the Export Administration Regulations (“EAR”) and the International Traffic in Arms Regulations (“ITAR”).  Certain of our products may be deemed to be controlled for export by the U.S. Commerce Department’s Bureau of Industry and Security under the EAR or by the U.S. State Department’s Directorate of Defense Trade Controls (“DDTC”) under the ITAR.  We believe certain of our new products with both high brightness and high resolution will be classified as a defense articles and licenses from the DDTC will be required for exports.  Failure to comply with these export control laws can lead to severe penalties, both civil and criminal, and can include debarment from contracting with the U.S. Government.

Government Contract Funding

We derive a portion of our revenue from funding that we receive pursuant to research contracts or subcontracts funded by various agencies of the United States Government.  The revenue that we recognize from these contracts represents reimbursement by various government entities.  In 2007, we were awarded a contract for the development of power efficient microdisplays for the United States Army Night Vision and Electronic Sensors Directorate (“NVESD”).  In 2008, this agreement was renewed through 2010; it was renewed again though 2011.  In 2010, we were awarded a Cooperative Research and Development Agreement by NVESD for the Development, Evaluation and Characterization of Active Matrix Organic Light Emitting Diode (AMOLED) for use in HMDs.

In 2007, we were awarded a contract for the development of an ultra-high resolution display for United States Army Telemedicine and Advanced Technology Research Center (“TATRC”).  In 2008 and 2009, this agreement was renewed through the first quarter of 2012.  In February 2012, we were awarded a Small Business Innovation Research contract by the United States Special Operations Command to optimize our WUXGA (1920x1200) microdisplay for mass production for dual use applications.

The U.S. Navy awarded eMagin a contract in 2011 for research and development of microdisplays using Silicon on Insulator technology.  In 2012, we were awarded a follow-on contract for development of a high-brightness, high resolution microdisplay to be used for head-mounted avionics applications.  Work on this contract continued throughout 2013 and is scheduled to be complete in 2014.

Our government contracts require us to conduct the research effort described in the statement of work section of the contract.  These contracts may be modified or terminated at the discretion of the government and are subject to authorization, appropriation and allocation of the required funding on an annual basis. On contracts for which we are the prime contractor, we subcontract portions of the work to various entities and institutions.  Approximately 3% of 2013 revenue was related to research contracts funded by the U.S. Government as compared to 13% in 2012.

Our Strategy

Our strategy is to strengthen our leadership position as a worldwide supplier of microdisplays and virtual imaging technology solutions for applications in high growth segments of the electronics industry by capitalizing on our experience and expertise in active matrix OLED technology.  We aim to provide microdisplays and complementary accessories to enable OEM customers to develop and manufacture new and enhanced electronic products. Some key elements of our strategy to achieve these objectives include the following:

●	Strengthen our technology leadership. As the first to exploit AMOLED microdisplays, we believe that we enjoy a significant advantage in bringing this technology to market. By continuing to invest in research and development, and protecting our intellectual property, we expect to further develop performance improvements and provide a competitive edge for our customers who integrate our displays into their end products.
●	Optimize microdisplay manufacturing efficiencies while protecting proprietary processes. We intend to reduce our production costs primarily through increasing manufacturing yield and lowering fixed costs through reduced cycle time and increased automation, as well as equipment upgrades. We outsource certain portions of microdisplay production, such as chip fabrication, to minimize both our costs and time to market. We intend to retain the OLED-related processes in-house, where we have a core competency and manufacturing expertise. We also believe that by keeping these processes under tight control we can better protect our proprietary technology and process know-how. We believe that this strategy will also enhance our ability to continue to optimize and customize processes and devices to meet customer needs.
●	Build and maintain strong design capabilities. We employ in-house design capabilities supplemented by outsourced design services. Building and maintaining this capability will allow us to reduce engineering costs, accelerate the design process and enhance design accuracy to respond to our customers' needs as new markets develop. In addition, we intend to maintain a product design staff capable of rapidly developing prototype products for our customers and strategic partners. Contracting third party design support to meet demand and for specialized design skills may also remain a part of our overall long term strategy. Given these capabilities we continue to look for opportunities to add value to our displays to increase revenue.
●	Leverage strategic relationships. External relationships play an important role in our research and development efforts. Suppliers, equipment vendors, government organizations, contract research groups, external design companies, customer and corporate partners, consortia, and university relationships all enhance the overall research and development effort and bring us new ideas and solutions. In addition, we participate in industry associations such as Society Information Display (“SID”), FlexTech Alliance (formerly known as United States Display Consortium), OLED Association, Consumer Electronics Association, and the Association of the United States Army, among others. Furthermore, we have established a CRADA (Cooperative Research and Development Agreement) with the US Army/RDECOM/NVESD as of August 2010 for the purpose of evaluating and characterizing new and existing AMOLED microdisplay configurations. This agreement expires in 2015. We believe that strategic relationships allow us to better determine the demands of the marketplace and, as a result, allow us to focus our future research and development activities to satisfy our customers’ evolving requirements.

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Sales and Marketing

We primarily provide our OLED display and optics components for OEMs to incorporate into their branded products and sell through their own well-established distribution channels. We have traditionally marketed and sold our products to customers through targeted selling, promotions, select advertising and attendance at trade shows. We identify companies with end products and applications for which we believe our products will provide a key differentiator. Marketing efforts focus on identifying prospects and communicating the product performance attributes foremost in the minds of purchasing decision-makers. We believe that this approach positions us to achieve the highest possible return on investment for our marketing expense.

We market our products in North America, Asia, and Europe directly from our sales office located in our Bellevue, Washington facility. We also have distributors in China and Korea.

An OEM design cycle typically requires between 6 and 36 months, depending on the uniqueness of the market, the complexity of the end product, or in the case of military OEM customers, government procurement schedules.  Because our microdisplays are the main functional component that defines many of our customers' end products, we work closely with customers to provide technical assistance throughout the product evaluation and integration process.

Customers

Customers for our products include both large multinational and smaller OEMs. We maintain relationships with OEMs in a diverse range of industries encompassing the military, industrial, medical, and consumer market sectors. The following table estimates net product revenues in the market sectors for the years ended December 31, 2013 and 2012, respectively:

	For the Years Ended
	December 31,
Market	2013	2012
Commercial	14%	16%
Military	68%	61%
Commercial and Military	18%	23%

The following table represents the domestic and international revenues as a percentage of total net revenues for the years ended December 31, 2013 and 2012, respectively:

	For the Years Ended
	December 31,
Geographic Location	2013	2012
United States	62%	67%
International	38%	33%

In 2013, we had 10 customers that accounted for approximately 59% of our total revenue as compared to 10 customers that accounted for approximately 53% of our total revenue in 2012.  In 2013, we had 2 customers that accounted for more than 10% of our total revenue and in 2012, we had 1 customer that accounted for more than 10% of our total revenue.

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The following table represents the domestic and international revenues as a percentage of total net revenues for the period ended March 31, 2014:

For the Three
Months Ended
Geographic Location	March 31, 2014
United States	47%
International	53%

For the three months ended March 31, 2014, there was no customer that accounted for more than 10% of our net revenue.  The following table estimates net product revenues in the market sectors for the three months ended March 31, 2014:

For the Three Months Ended
Market	March 31, 2014
Commercial	17%
Military	59%
Commercial and Military	24%

Backlog

As of June 13, 2014, we had a backlog of approximately $12.6 million for purchases through December 2014.  This backlog primarily consists of non-binding purchase orders and purchase agreements but does not include expected revenue from R&D contracts or expected NRE (non-recurring engineering) programs under development.  The majority of our backlog consists of non-binding purchase orders or purchase agreements for delivery over the next six months. Most purchase orders are subject to rescheduling or cancellation by the customer with no or limited penalties.  We believe that the backlog metric is of limited utility in predicting future sales because many of our OEM customers operate on a ship-to-order basis. Variations in the magnitude and duration of purchase orders and customer delivery requirements may result in substantial fluctuations in backlog from period to period.

Manufacturing Facilities

Our manufacturing facilities are located at IBM's Microelectronics Division facility, known as the Hudson Valley Research Park, located about 70 miles north of New York City in Hopewell Junction, New York. We lease approximately 37,000 square feet of space which houses our own equipment for OLED microdisplay fabrication and research and development, includes a 16,300 square foot class 10 clean room space, additional lower level clean room space, assembly space and administrative offices.

Facilities services provided by IBM include our clean room, pure gases, high purity de-ionized water, compressed air, chilled water systems, and waste disposal support. This infrastructure provided by our lease with IBM provides us with many of the resources of a larger corporation without the added overhead costs. It further allows us to focus our resources more efficiently on our product development and manufacturing goals.

We believe manufacturing efficiency is an important factor for success, especially in the consumer markets. Although, we currently have the equipment needed for profitable production in place, we purchased $0.3 million in the first quarter of 2014, $1.9 million and $2.5 million in 2013 and 2012, respectively, of additional equipment mainly related to manufacturing and we plan to add $1.9 million of equipment in the remaining 3 quarters of 2014 to increase capacity and yield and to meet expected demand for our microdisplays.

Competition

The industry in which we operate is highly competitive. We face competition from legacy technologies such as transmissive liquid crystal microdisplays (LCDs) as well as from alternative flat panel display technologies such as virtual scanning retinal displays. There are many large and small companies that manufacture or have in development products based on these technologies. Kopin Corporation manufactures both transmissive and reflective LCDs and is currently our principal competitor.

There are a few manufacturers of high resolution OLED microdisplays that produce microdisplays that compete with our microdisplay products.  They are Yunnan North OLEiD Opto-Electronic Technology Co., Ltd., in China (also known as Olightek), and MicroOLED, in France. Both are shipping OLED microdisplays into the market. Sony Mobile Display Corp., in Japan, produces OLED microdisplays for integration into Sony’s own higher-level systems such as digital cameras and HMDs.  In the near-term we do not expect these companies to significantly affect our U.S. military business, however we anticipate some affect from this competition on our international and commercial business.

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Sony has developed and released a 3D consumer HMD that utilizes their OLED microdisplays and was specifically designed for the consumer with their typical electrical interfaces. We do not expect the introduction of this product to significantly affect sales of our Z800 in our historical markets. The Z800 has an established OEM base and has more flexible interfaces for ease of integration into the training and simulation market (largest market segment), where the Sony HMD was specifically designed for the consumer. However, even though the Z800 represents a very small part of our business, we have experienced a decline in Z800 sales. We have stopped production on the Z800 until it is updated from analog to digital with increased resolution.

We may also compete with potential licensees of Universal Display Corporation or Global OLED Technology LLC among others, each of which potentially can license OLED technology portfolios. If other new OLED-based companies enter our markets with directly relevant display designs and without manufacturing and reliability issues, we will face additional competition, though we believe that our progress to date in this area gives us a significant head start.

In the future, we believe that competition will come from LCOS (“liquid crystal on silicon”), small transmissive LCDs, and OLED microdisplays manufactured by competitors. While we believe that OLED technology is technically superior providing higher quality images, greater environmental ruggedness, reduced electronics cost and complexity, and improved power efficiency microdisplays, there is no assurance that we will continue to be the dominant OLED microdisplay supplier.

Intellectual Property

We believe we have developed a substantial intellectual property portfolio of patents, trade secrets and manufacturing know-how. It is important to protect our investment in technology by obtaining and enforcing intellectual property rights, including rights under patent, trademark, trade secret and copyright laws. We seek to protect inventions we consider significant by applying for patents in the United States and other countries when appropriate.  The U.S. Government holds licenses to much of our technology as a result of its funding a significant portion of our research and development.

Our intellectual property covers a wide range of materials, device structures, processes, and fabrication techniques, primarily concentrated in the following areas:

●	OLED Devices, Architecture, Structures, and Processes;
●	Display Color Processing and Sealing;
●	Active Matrix Circuit Methodologies and Designs;
●	Lenses and Tracking (Eye and Head);
●	Ergonomics and Industrial Design;
●	Wearable Computer Interface Methodology; and
●	Legacy Field Emission and General Display Technologies.

We believe that, in addition to patent protection, our success is dependent upon non-patentable trade secrets and technical expertise.  To protect this information and know-how from unauthorized use or disclosure, we use nondisclosure agreements and other measures to protect our proprietary rights, and we require all employees, and where appropriate, contractors, consultants, advisors and collaborators to enter into confidentiality and non-competition agreements. We believe that our intellectual property portfolio, coupled with our strategic relationships and accumulated manufacturing know-how in OLED, gives us a significant advantage over potential competitors.

Employees

As of June 13, 2014, we had a total of 104 employees, of which 100 were full time.  None of our employees are represented by a labor union.  We have not experienced any work stoppages and consider our relations with our employees to be good.

Available Information

Our website address is www.emagin.com. We make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our Proxy Statements and all amendments to such reports filed under the Securities and Exchange Act after we electronically file such material with, or furnish such material to, the Securities and Exchange Commission (SEC). These reports may be accessed from our website by following the links under “Investors,” then “SEC Filings.” The information found on our website is not part of this or any report we file with or furnish to the SEC. We assume no obligation to update or revise any forward-looking statements in this prospectus or in other reports filed with the SEC, whether as a result of new information, future events or otherwise, unless we are required to do so by law.

We also post on our website the charters of our Audit, Compensation, Governance and Nominating committees, our Code of Ethics and any amendments of or waiver to such code of ethics, and other corporate governance materials recommended by the SEC as they occur, as well as earnings press releases and other business-related press releases.

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RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes.

RISKS RELATED TO OUR FINANCIAL RESULTS

We have had losses in the past and may incur losses in the future.

Our accumulated deficit is approximately $203 million as of March 31, 2014.   We can give no assurances that we will be profitable in the future. We cannot assure investors that we will sustain profitability or that we will not incur operating losses in the future.

We may not be able to execute our business plan due to a lack of cash from operations.

We anticipate that our cash from operations will be sufficient to meet our requirements over the next twelve months.  In the event that cash flow from operations is less than anticipated and we are unable to secure additional funding to cover our expenses, in order to preserve cash, we may have to reduce expenditures and effect reductions in our corporate infrastructure, either of which could have a material adverse effect on our ability to continue our current level of operations. No assurance can be given that if additional financing is necessary, that it will be available, or if available, will be on acceptable terms.

Our operating results have significant fluctuations.

In addition to the variability resulting from the short-term nature of commitments from our customers, other factors contribute to significant periodic quarterly fluctuations in results of operations. These factors include, but are not limited to, the following:

●	the receipt and timing of orders and the timing of delivery of orders;
●	the inability to adjust expense levels or delays in adjusting expense levels, in either case in response to lower than expected revenues or gross margins;
●	the volume of orders relative to our manufacturing capacity;
●	product introductions and market acceptance of new products or new generations of products;
●	changes in cost and availability of labor and components;
●	product mix;
●	variation in operating expenses; regulatory requirements and changes in duties and tariffs;
●	pricing and availability of competitive products and services; and
●	changes, whether or not anticipated, in economic conditions.

Accordingly, the results of any past periods should not be relied upon as an indication of our future performance.

RISKS RELATED TO MANUFACTURING

The manufacture of active matrix OLED microdisplays continues to evolve as better methods are discovered and employed and therefore we may encounter manufacturing issues or delays.

Ours is an evolving technology and we are pioneers in this active matrix OLED microdisplay manufacturing technique. As such, we cannot assure you that we will be able to produce our products in sufficient quantity and quality to maintain existing customers and attract new customers. In addition, we cannot assure you that we will not experience manufacturing problems which could result in delays in delivery of orders or product introductions.

We are dependent on a mostly non-redundant single manufacturing facility.

We currently have little equipment redundancy in our manufacturing facility. If we experience any significant disruption in the operation of our manufacturing facility or a serious failure of a critical piece of equipment, we may be unable to supply microdisplays to our customers in a timely manner. For this reason, some OEMs may also be reluctant to commit a broad line of products to our microdisplays without a second production facility in place. However, we try to maintain product inventory to fill the requirements under such circumstances. Interruptions in our manufacturing could be caused by manufacturing equipment problems, the introduction of new equipment into the manufacturing process or delays in the delivery of new manufacturing equipment. Lead-time for delivery, installation, testing, repair and maintenance of manufacturing equipment can be extensive. No assurance can be given that we will not lose potential sales or be unable to meet production orders due to production interruptions in our manufacturing line.

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We rely on key sole source and limited source suppliers.

We depend on a number of sole source or limited source suppliers for certain raw materials, components, and services. These include circuit boards, graphic integrated circuits, passive components, materials and chemicals, and equipment support.  We maintain several single-source supplier relationships, either because alternative sources are not available or because the relationship is advantageous to eMagin due to performance, quality, support, delivery, capacity, or price considerations (or a combination thereof). Even where alternative sources of supply are available, qualification of the alternative suppliers and establishment of reliable supplies could result in delays and a possible loss of sales, which could materially and adversely affect our operating results. We do not manufacture the silicon integrated circuits on which we incorporate our OLED technology. Instead, we provide the design layouts to a sole semiconductor contract manufacturer who manufactures the integrated circuits on silicon wafers. Our inability to obtain sufficient quantities of components and other materials or services on a timely basis could result in manufacturing delays, increased costs and ultimately in reduced or delayed sales or lost orders which could materially and adversely affect our operating results.  Generally, we do not have long term contracts or written agreements with our source suppliers, but instead operate on the basis of short term purchase orders.

Our results of operations, financial condition and business would be harmed if we were unable to balance customer demand and capacity.

As customer demand for our products changes, and as we enter new markets which may require higher volume mass production, we must be able to ramp up or adjust our production capacity to meet demand. We are continually taking steps to address our manufacturing capacity needs for our products. If we are not able to expand or if we increase our capacity too quickly, our prospects may be limited and our business and results of operations could be adversely impacted. If we experience delays or unforeseen costs associated with adjusting our capacity levels, we may not be able to achieve our financial targets. For some of our products, vendor lead times exceed our customers’ required delivery time causing us to order to forecast rather than order based on actual demand. Ordering raw material and building finished goods based on forecasts exposes us to numerous risks including potential inability to service customer demand in an acceptable timeframe, holding excess inventory or having unabsorbed manufacturing overhead.

Variations in our production yields impact our ability to reduce costs and could cause our margins to decline and our operating results to suffer.

All of our products are manufactured using technologies that are highly complex. The number of usable items, or yield, from our production processes may fluctuate as a result of many factors, including but not limited to the following:

●	variability in our process repeatability and control;
●	contamination of the manufacturing environment or equipment;
●	equipment failure, power outages, or variations in the manufacturing process;
●	lack of consistency and adequate quality and quantity of piece parts and other raw materials;
●	defects in packaging either within or without our control;
●	any transitions or changes in our production process, planned or unplanned; and
●	certain customer requirements outside of our normal specifications.

We could experience manufacturing interruptions, delays, or inefficiencies if we are unable to timely and reliably procure components from single-sourced suppliers.

We maintain several single-source supplier relationships, either because alternative sources are not available or because the relationship is advantageous due to performance, quality, support, delivery, capacity, or price considerations.  If the supply of a critical single-source material or component is delayed or curtailed, we may not be able to ship the related product in desired quantities and in a timely manner.  Even where alternative sources of supply are available, qualification of the alternative suppliers and establishment of reliable supplies could result in delays and a possible loss of sales, which could harm operating results.

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RISKS RELATED TO OUR INTELLECTUAL PROPERTY

We may not be successful in protecting our intellectual property and proprietary rights.

We rely on a combination of patents, trade secret protection, licensing agreements and other arrangements to establish and protect our proprietary technologies. If we fail to successfully enforce our intellectual property rights, our competitive position could suffer, which could harm our operating results. Patents may not be issued for our current patent applications, third parties may challenge, invalidate or circumvent any patent issued to us, unauthorized parties could obtain and use information that we regard as proprietary despite our efforts to protect our proprietary rights, rights granted under patents issued to us may not afford us any competitive advantage, others may independently develop similar technology or design around our patents, and protection of our intellectual property rights may be limited in certain foreign countries. On April 30, 2007, the U.S. Supreme Court, in KSR International Co. vs. Teleflex, Inc., mandated a more expansive and flexible approach towards a determination as to whether a patent is obvious and invalid, which may make it more difficult for patent holders to secure or maintain existing patents. Any future infringement or other claims or prosecutions related to our intellectual property could have a material adverse effect on our business. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources, or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all. Protection of intellectual property has historically been a large yearly expense for eMagin. For a period prior to 2008, we were not in a financial position to properly protect all of our intellectual property, and may not be in a position to properly protect our position or stay ahead of competition in new research and the protecting of the resulting intellectual property.

In addition to patent protection, we also rely on trade secrets and other non-patented proprietary information relating to our product development and manufacturing activities. We try to protect this information through appropriate efforts to maintain its secrecy, including requiring employees and third parties to sign confidentiality agreements. We cannot be sure that these efforts will be successful or that the confidentiality agreements will not be breached. We also cannot be sure that we would have adequate remedies for any breach of such agreements or other misappropriation of our trade secrets or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

RISKS RELATED TO THE MICRODISPLAY INDUSTRY

The commercial success of the microdisplay industry depends on the widespread market acceptance of microdisplay systems products.

The commercial market for microdisplays is still emerging. Our long-term success may depend on consumer acceptance of microdisplays as well as the success of the commercialization of the microdisplay market. As an OEM supplier, our customer's products must also be well accepted. At present, it is difficult to assess or predict with any assurance the potential size, timing and viability of market opportunities for our technology in this market.

The microdisplay systems business is intensely competitive.

We do business in intensely competitive markets that are characterized by rapid technological change, changes in market requirements and competition from both other suppliers and our potential OEM customers. Such markets are typically characterized by price erosion. This intense competition could result in pricing pressures, lower sales, reduced margins, and lower market share. Our ability to compete successfully will depend on a number of factors, both within and outside our control. We expect these factors to include the following:

●	our success in designing, manufacturing and delivering expected new products, including those implementing new technologies on a timely basis;
●	our ability to address the needs of our customers and the quality of our customer services;
●	the quality, performance, reliability, features, ease of use and pricing of our products;
●	successful expansion of our manufacturing capabilities;
●	our efficiency of production, and ability to manufacture and ship products on time;
●	the rate at which original equipment manufacturing customers incorporate our product solutions into their own products;
●	the market acceptance of our customers' products; and
●	product or technology introductions by our competitors.

Our competitive position could be damaged if one or more potential OEM customers decide to manufacture their own microdisplays, using OLED or alternate technologies. In addition, our customers may be reluctant to rely on a relatively small company such as eMagin for a critical component. We cannot assure you that we will be able to compete successfully against current and future competition, and the failure to do so would have a materially adverse effect upon our business, operating results and financial condition.

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The display industry may be cyclical.

Our business strategy is dependent on OEM manufacturers building and selling products that incorporate our OLED displays as components into those products. Industry-wide fluctuations could cause significant harm to our business. The OLED microdisplay sector may experience overcapacity, if and when all of the facilities presently in the planning stage come on line, leading to a difficult market in which to sell our products.

Our competitors have many advantages over us.

As the microdisplay market develops, we expect to experience intense competition from numerous domestic and foreign companies including well-established corporations possessing worldwide manufacturing and production facilities, greater name recognition, larger retail bases and significantly greater financial, technical, and marketing resources than us, as well as from emerging companies who may be subsidized by their governments.  We cannot assure you that we will be able to compete successfully against current and future competition, and the failure to do so would have a materially adverse effect upon our business, operating results and financial condition.

Our products are subject to lengthy OEM development periods.

We sell most of our microdisplays to OEMs who will incorporate them into products they sell. OEMs determine during their product development phase whether they will incorporate our products. The time elapsed between initial sampling of our products by OEMs, the custom design of our products to meet specific OEM product requirements, and the ultimate incorporation of our products into OEM consumer products is significant, often with a duration of between one and three years. If our products fail to meet our OEM customers' cost, performance or technical requirements or if unexpected technical challenges arise in the integration of our products into OEM consumer products, our operating results could be significantly and adversely affected. Long delays in achieving customer qualification and incorporation of our products could adversely affect our business.

In order to increase or maintain our profit margins we may have to continuously develop new products, product enhancements and new technologies.

In some markets, prices of established products tend to decline over time. In order to increase or maintain our profit margins over the long term, we believe that we will need to continuously develop new products, product enhancements and new technologies that will either slow price declines of our products or reduce the cost of producing and delivering our products. While we anticipate many opportunities to reduce production costs over time, there can be no assurance that  these cost reduction plans will be successful, that we will have the resources to fund the expenditures necessary to implement certain cost-saving measures, or that our costs can be reduced as quickly as any reduction in unit prices. We may also attempt to offset the anticipated decrease in our average selling price by introducing new products with higher selling prices that may or may not offset price declines in more mature products.   If we fail to do so, our results of operations could be materially and adversely affected.

RISKS RELATED TO OUR BUSINESS

Our success depends on attracting and retaining highly skilled and qualified technical and consulting personnel.

We must hire highly skilled technical personnel as employees and as independent contractors in order to develop our products. The competition for skilled technical employees is intense and we may not be able to retain or recruit such personnel. We must compete with companies that possess greater financial and other resources than we do, and that may be more attractive to potential employees and contractors. To be competitive, we may have to increase the compensation, bonuses, stock options and other fringe benefits offered to employees in order to attract and retain such personnel. The costs of attracting and retaining new personnel may have a materially adverse effect on our business and our operating results.

Our success depends in a large part on the continuing service of key personnel.

Changes in management could have an adverse effect on our business. We are dependent upon the active participation of several key management personnel and will also need to recruit additional management in order to expand according to our business plan. The failure to attract and retain additional management or personnel could have a material adverse effect on our operating results and financial performance.

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Our operating results are substantially dependent on the development and acceptance of new products and technology innovations.

Our future success may depend on our ability to develop new and lower cost solutions for existing and new markets and for customers to accept those solutions. We must introduce new products in a timely and cost-efficient manner, and we must secure production orders for those products from our customers. The development of new products is a highly complex process, and we historically have experienced delays in completing the development and introduction of new products. Some or all of those technologies or products may not successfully make the transition from the research and development lab. Even when we successfully complete a research and development effort with respect to a particular product or technology, it may fail to gain market acceptance.  The successful development and introduction of these products depends on a number of factors, including the following:

●	achievement of technology breakthroughs required to make commercially viable devices;
●	the accuracy of our predictions of market requirements;
●	acceptance of our new product designs;
●	acceptance of new technology in certain markets;
●	the availability of qualified research and development and product development personnel;
●	our timely completion of product designs and development;
●	our ability and available resources to expand sales;
●	our ability to develop repeatable processes to manufacture new products in sufficient quantities and at low enough costs for commercial sales;
●	our customers’ ability to develop competitive products incorporating our products; and
●	acceptance of our customers’ products by the market.

If any of these or other factors become problematic, we may not be able to develop and introduce these new products in a timely or cost-effective manner.

If government agencies or companies discontinue or curtail their funding for our research and development programs our business may suffer.

Changes in federal budget priorities could adversely affect our contract and display product revenue.  Historically, government agencies have funded a significant part of our research and development activities. Our funding has the risk of being redirected to other programs when the government changes budget priorities, such as in time of war or for other reasons. Government contracts are also subject to the risk that the government agency may not appropriate and allocate all funding contemplated by the contract. In addition our government contracts generally permit the contracting authority to terminate the contract for the convenience of the government. The full value of the contracts would not be realized if they were prematurely terminated. We may be unable to incur sufficient allowable costs to generate the full estimated contract values. Furthermore, the research and development and product procurement contracts of the customers we supply may be similarly impacted. If the government funding is discontinued or reduced, our ability to develop or enhance products could be limited and our business results or operations and financial conditions could be adversely affected.

Our business depends on new products and technologies.

The market for our products is characterized by rapid changes in product, design and manufacturing process technologies. Our success depends to a large extent on our ability to develop and manufacture new products and technologies to match the varying requirements of different customers in order to establish a competitive position and become profitable. Furthermore, we must adopt our products and processes to technological changes and emerging industry standards and practices on a cost-effective and timely basis. Our failure to accomplish any of the above could harm our business and operating results.

We generally do not have long-term contracts with our customers.

Our business has primarily operated on the basis of short-term purchase orders.  We receive some longer term purchase agreements, and procurement contracts, but we cannot guarantee that we will continue to do so. Our current purchase agreements can be cancelled or revised without penalty, depending on the circumstances. We plan production primarily on the basis of internally generated forecasts of demand based on communications with customers, and available industry data which makes it difficult to accurately forecast revenues. If we fail to accurately forecast operating results, our business may suffer and the value of your investment in eMagin may decline.

Our business strategy may fail if we cannot continue to form strategic relationships with companies that manufacture and use products that could incorporate our active matrix OLED technology.

Our prospects could be significantly affected by our ability to develop strategic alliances with OEMs for incorporation of our active matrix OLED microdisplay technology into their products. While we intend to continue to establish strategic relationships with manufacturers of electronic consumer products, personal computers, chipmakers, lens makers, equipment makers, material suppliers and/or systems assemblers, there is no assurance that we will be able to continue to establish and maintain strategic relationships on commercially acceptable terms, or that the alliances we do enter in to will realize their objectives. Failure to do so could have a material adverse effect on our business.

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Our business currently depends largely on our ability to manufacture and sell displays.

Any interruption in our manufacturing processes or demand for our displays will negatively impact our business, including operations and financial condition.

Our business depends to some extent on international transactions.

We purchase needed materials from companies located abroad and may be adversely affected by political and currency risk, as well as the additional costs of doing business with foreign entities. Some customers in other countries have longer receivable periods or warranty periods. In addition, many of the foreign OEMs that are the most likely long-term purchasers of our microdisplays expose us to additional political and currency risk. We may find it necessary to locate manufacturing facilities abroad to be closer to our customers which could expose us to various risks, including management of a multi-national organization, the complexities of complying with foreign laws and customs, political instability and the complexities of taxation in multiple jurisdictions.

Our business may expose us to product liability claims.

Our business may expose us to potential product liability claims. Although no such claims have been brought against us to date, and to our knowledge no such claim is threatened or likely, we may face liability to product users for damages resulting from the faulty design or manufacture of our products. While we plan to maintain product liability insurance coverage, there can be no assurance that product liability claims will not exceed coverage limits, fall outside the scope of such coverage, or that such insurance will continue to be available at commercially reasonable rates, if at all.

Our business is subject to environmental regulations and possible liability arising from potential employee claims of exposure to harmful substances used in the development and manufacture of our products.

We are subject to various governmental regulations related to toxic, volatile, experimental and other hazardous chemicals used in our design and manufacturing process. Our failure to comply with these regulations could result in the imposition of fines or in the suspension or cessation of our operations. Compliance with these regulations could require us to acquire costly equipment or to incur other significant expenses. We develop, evaluate and utilize new chemical compounds in the manufacture of our products. While we attempt to ensure that our employees are protected from exposure to hazardous materials, we cannot assure you that potentially harmful exposure will not occur or that we will not be liable to employees as a result.

Some of our business is subject to U.S. government procurement laws and regulations.

We must comply with certain laws and regulations relating to the formation, administration and performance of federal government contracts. These laws and regulations affect how we conduct business with our federal government contracts, including the business that we do as a subcontractor. In complying with these laws and regulations, we may incur additional costs, and non-compliance may lead to the assessment of fines and penalties, including contractual damages, or the loss of business.

Our international sales and operations are subject to export laws and regulations.

We must comply with all applicable export control laws including the Export Administration Regulations (“EAR”) and the International Traffic in Arms Regulations (“ITAR”). Certain of our products may be deemed to be controlled for export by the U.S. Commerce Department’s Bureau of Industry and Security under the EAR or by the U.S. State Department’s Directorate of Defense Trade Controls (“DDTC”) under the ITAR.  We believe certain of our new products with both high brightness and high resolution will be classified as a defense articles and licenses from the DDTC will be required for exports.  Failure to comply with these export control laws can lead to severe penalties, both civil and criminal, and can include debarment from contracting with the U.S. Government.

Current adverse economic conditions may adversely impact our business, operating results and financial condition.

The current economic conditions and market instability may affect our customers and suppliers.  Any adverse financial or economic impact to our customers may impact their ability to pay timely, or result in their inability to pay.  It may also impact their ability to fund future purchases, or increase the sales cycles which could lead to a reduction in revenue and accounts receivable.  Our suppliers may increase their prices or may be unable to supply needed raw materials on a timely basis which could result in our inability to meet customers’ demand or affect our gross margins.  Our suppliers may, also, impose more stringent payment terms on us.  The timing and nature of any recovery in the credit and financial markets remains uncertain, and there can be no assurance that market conditions will improve in the near future or that our results will not be materially and adversely affected.

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RISKS RELATED TO OUR STOCK

Our failure to meet the continued listing requirements of The NYSE MKT LLC could result in a de-listing of our common stock.

If we fail to satisfy the continued listing requirements of The NYSE MKT LLC, such as the corporate governance requirements or the minimum closing bid price requirement, the NYSE MKT may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we would take actions to restore our compliance with NYSE MKT’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NYSE MKT minimum bid price requirement or prevent future non-compliance with the NYSE MKT’s listing requirements.

We are subject to significant corporate regulation as a public company and failure to comply with all applicable regulations could subject us to liability or negatively affect our stock price.

As a publicly traded company, we are subject to a significant body of regulation, including the Sarbanes-Oxley Act of 2002. While we have developed and instituted a corporate compliance program based on what we believe are the current best practices in corporate governance and continue to update this program in response to newly implemented or changing regulatory requirements, we cannot provide assurance that we are or will be in compliance with all potentially applicable corporate regulations.  For example, in our Quarterly Report on Form 10-Q filed for the fiscal quarter ended March 31, 2014, we disclosed that we had determined that we did not have adequate control review procedures for recognizing the need to revise our inventory calculation method for changing economic conditions. The inadequacy of these procedures constituted a material weakness in our internal control over financial reporting, which in turn led our management to determine that our disclosure controls and procedures were not effective.

In addition, we cannot provide assurance that, in the future, our management will not find a material weakness in connection with its annual review of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We also cannot provide assurance that we could correct any such weakness to allow our management to assess the effectiveness of our internal control over financial reporting as of the end of our fiscal year in time to enable our independent registered public accounting firm to state that such assessment will have been fairly stated in our Annual Report on Form 10-K or state that we have maintained effective internal control over financial reporting as of the end of our fiscal year or any fiscal quarter, as the case may be. If we fail to comply with any of these regulations, we could be subject to a range of regulatory actions, fines or other sanctions or litigation. If we must disclose any material weakness in our internal control over financial reporting, our stock price could decline.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our certificate of incorporation gives our board of directors the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any shares of preferred stock or to create a series of preferred stock, we may issue such shares in the future.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline and may impair our ability to raise capital in the future.

Our common stock is traded on the NYSE MKT and, despite certain increases of trading volume from time to time, there have been periods when it could be considered “thinly-traded,” meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. Finance transactions resulting in a large amount of newly issued shares that become readily tradable, or other events that cause current stockholders to sell shares, could place downward pressure on the trading price of our stock. In addition, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares of common stock to sell the shares in increments over time to mitigate any adverse impact of the sales on the market price of our stock.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, including the ending of restriction on resale, substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. Sales of a substantial number of shares of our common stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business.

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Our stockholders may experience significant dilution as a result of the sale of securities offered by this prospectus.

To the extent that we raise additional funds through the sale of securities offered by this prospectus, our stockholders may experience significant dilution. Sale of additional equity and/or convertible securities at prices below certain levels will trigger anti-dilution provisions with respect to certain securities we have previously sold. If additional funds are raised through a credit facility or the issuance of preferred stock, lenders under the credit facility or holders of preferred stock would likely have rights that are senior to the rights of holders of our common stock, and any credit facility or additional securities could contain covenants that would restrict our operations.

The market price of our common stock may be volatile.

The market price of our common stock has been subject to wide fluctuations. During our four most recently completed fiscal quarters, the closing price of our stock ranged from a low of $2.29 on March 24, 2014, to a high of $3.90 on May 15, 2013. The market price of our common stock in the future is likely to continue to be subject to wide fluctuations in response to various factors, including, but not limited to, the following:

●	variations in our operating results and financial conditions;
●	actual or anticipated announcements of technical innovations, new product developments, or design wins by us or our competitors;
●	general conditions in the semiconductor and flat panel display industries; and
●	worldwide economic and financial conditions.

In addition, the public stock markets have experienced extreme price and volume fluctuations that have particularly affected the market price for many technology companies and that have often been unrelated to the operating performance of these companies. The broad market fluctuations and other factors may continue to adversely affect the market price of our common stock.

Concentration of ownership of our stock may enable one stockholder or a small number of stockholders to significantly influence matters requiring stockholder approval.

As of June 13, 2014, Stillwater Holdings LLC (f/k/a Stillwater LLC) owned approximately 18% of our outstanding voting stock, Flat Creek Fiduciary Management, as trustee of a trust which the sole member of Stillwater Holdings LLC has investment control, owned approximately 13.5% of our outstanding voting stock and the sole member of Stillwater Holdings LLC, the investment manager of Rainbow Gate Corporation, owned approximately 5.5% of our outstanding voting stock.  Together such stockholders owned approximately 37% of our outstanding voting stock.  As a result, these stockholders, if they act together, may be able to exert a significant degree of influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  Further, if these stockholders act together with another stockholder, Ginola Limited, which has common directors with Mount Union Corp., Chelsea Trust Company and Crestflower Corporation, as of June 13, 2014, they would collectively have represented approximately 46% of our outstanding voting stock.  This concentration of ownership may facilitate or hinder a change of control and might affect the market price of our common stock.  Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders.   Nevertheless, the ability to influence the election of the Board of Directors or otherwise have influence does not modify the fiduciary duties of the Board of Directors to represent the interests of all stockholders.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

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You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only.  Because the risk factors referred to above, as well as the risk factors referred to on page 3 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	shares of our common stock;
●	shares of our preferred stock;
●	warrants to purchase any of the securities listed above; and/or
●	units consisting of any of the securities listed above.

The terms of any securities we offer will be determined at the time of sale. We may issue securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our certificate of incorporation and bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, and to the provisions of the Delaware General Corporation Law.

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Common Stock

We are authorized to issue up to 200,000,000 shares of common stock, $0.001 par value. As of June 13, 2014, there were 23,995,982 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, $0.001 par value. The 10,000,000 shares of preferred stock authorized are undesignated as to preferences, privileges and restrictions. As the shares are issued, the Board of Directors must establish a “series” of the shares to be issued and designate the preferences, privileges and restrictions applicable to that series.

We filed the Certificate of Designations with the State of Delaware on December 19, 2008.  The Certificate of Designations designates 10,000 shares of our preferred stock as Series B Convertible Preferred Stock.  The preferred stock has a stated value of $1,000 and has a conversion price of $0.75 per share.  The preferred stock does not pay interest.  The holders of the preferred stock are not entitled to receive dividends unless the Board of Directors declares a dividend for holders of our common stock and then the dividend shall be equal to the amount that such holder would have been entitled to receive if the holder converted its preferred stock into shares of our common stock.  Each share of preferred stock has voting rights equal to (i) the number of shares of our common stock issuable upon conversion of such shares of preferred stock at such time (determined without regard to the shares of common stock so issuable upon such conversion in respect of accrued and unpaid dividends on such share of preferred stock) when the preferred stock votes together with our common stock or any other class or series of our capital stock and (ii) one vote per share of preferred stock when such vote is not covered by the immediately preceding clause. In the event of our liquidation, dissolution, or winding up, the preferred stock is entitled to receive liquidation preference before the common stock. We may at our option redeem the preferred stock by providing the required notice to the holders of the preferred stock and paying an amount equal to $1,000 multiplied by the number of shares for all of such holder’s shares of outstanding preferred stock to be redeemed. As of June 13, 2014, there were 5,659 shares of preferred stock issued and outstanding.

Delaware Law and Certain Charter and By-law Provisions

We are subject to the provisions of Section 203 of the Delaware General Corporation Law statute. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Our certificate of incorporation contains certain provisions permitted under Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in certain circumstances where such liability may not be eliminated under applicable law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by Delaware General Corporation Law.

Transfer Agent and Registrar

Our transfer agent for our common stock is Continental Stock Transfer, 17 Battery Place, New York, NY 10004.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.  If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control.  Thus, the statements we make in this section may not apply to a particular series of warrants.  Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

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General

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000.  We may also choose to act as our own warrant agent.  We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose.  The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

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The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods.  The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;
●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;
●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

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We may sell the securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on The NYSE MKT LLC. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

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EXPERTS

McGladrey LLP, Independent Registered Public Accountants, have audited, as set forth in their report thereon which is incorporated by reference in this prospectus and registration statement, our consolidated balance sheets as of December 31, 2013 and 2012 and the related  the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which are incorporated herein by reference  in reliance upon the auditors’ opinion based on their expertise in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act.  As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement.  You will find additional information about us in the registration statement.  Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

●	Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 13, 2014;
●	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 filed on May 13, 2014;
●	Definitive Information Statement on Schedule 14A filed on April 11, 2014;
●	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on May 8, 2014, May 16, 2014 and May 23, 2014; and
●	The description of our common stock contained in our Form 8-A12B filed on May 12, 2010.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at:

Andrew G. Sculley, Chief Executive Officer

eMagin Corporation

3006 Northup Way, Suite 103,

Bellevue, WA 98004

(425)-284-5200

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4,000,000 Shares of Common Stock

Warrants to Purchase 2,600,000 Shares of Common Stock

________________________________

Prospectus Supplement

________________________________

Craig-Hallum Capital Group

December 17, 2015